Exhibit 99.1

Rogers Announces Agreement with Starboard Value
Two Highly Qualified Independent Directors Have Joined the Board
Rogers Continues to Build Strong Momentum for Business with Support of Shareholders
Chandler, Arizona – February 27, 2023 – Rogers Corporation (NYSE:ROG) (“Rogers” or the “Company”) today announced that it has entered into an agreement (the “Agreement”) with Starboard Value LP (together, with certain of its affiliates “Starboard”) regarding the composition of Rogers’ Board of Directors (the “Board’), among other things. Starboard is an investment firm that owns approximately 6.5% of Rogers’ outstanding common stock.
Under the terms of the Agreement, Rogers has appointed to the Board Anne K. Roby, former Executive Vice President at Linde plc., and Armand F. Lauzon, Jr., former President and Chief Executive Officer at C&D Technologies, Inc., as new independent directors. Upon completion of the Annual Meeting, the Board will be composed of nine members, eight of whom are independent.
“We are excited to add Anne and Armand to our Board, both of whom bring valuable skills and experiences. Their perspectives will benefit shareholders as we continue to execute on our proven strategy to deliver sustainable growth and drive value for all shareholders,” said Peter Wallace, Chair of the Board. “We are pleased to have reached a constructive agreement with Starboard, which we believe is in the best interests of the Company and all shareholders.”
“I look forward to working with our newly expanded Board to continue executing against our strategic plan to capture opportunities in high-growth markets, drive operational improvements and improve profitability,” said Colin Gouveia, President and Chief Executive Officer. “Over the past year, we have taken several important steps that have helped us navigate through near-term macro headwinds and build strong momentum for our business. We are confident we have the right plan in place to deliver long-term value for all shareholders.”
“We invested in Rogers because of its strong technology portfolio, leading positions in attractive end markets, and significant opportunity to improve both growth and profitability,” said Jeff Smith, Chief Executive Officer of Starboard. “After constructive discussions with the Rogers Board, we are excited to have these new directors contribute their deep operating expertise and fresh perspectives in order to help Rogers capitalize on its many opportunities and maximize value for all shareholders.”
Pursuant to the Agreement, Starboard has agreed to withdraw the director nominations it previously submitted to the Company and has entered into customary standstill and voting commitments. The Agreement and additional information regarding its terms will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”).
J.P. Morgan served as exclusive financial advisor and Sidley Austin LLP served as legal advisor to the Company. Olshan Frome Wolosky LLP served as legal advisor to Starboard.
About Anne K. Roby
Dr. Anne Roby served as Executive Vice President at Linde plc., the world’s leading industrial gases company, until her retirement in 2020. She was a member of Linde’s executive leadership team subsequent to Linde AG’s merger with Praxair and was responsible for global technology, market development, operational excellence, digitalization, procurement, strategic sales, sustainability, and safety, health & environment as well as the Praxair Surface Technologies, Electronic Materials and Helium/Rare Gases businesses. Previously, she oversaw Praxair’s engineering, product line development and project execution. Dr. Roby currently serves on the Board of Trustees for Villanova University. She is also the Chair of the Board for Nuvance Health Network and previously served on the Board of CMC

Materials, Inc. (NASDAQ: CCMP). She earned a B.S. degree from Villanova University and PhD in chemical engineering from the University of Delaware. She holds four patents for industrial gas applications.
Armand F. Lauzon, Jr
Armand F. Lauzon, Jr. served as President, Chief Executive Officer and Director of C&D Technologies, Inc., a power conversion systems and electrical power storage company, from March 2015 to January 2020. Prior to that, he served as a CEO and Board Member for three portfolio companies of The Carlyle Group Inc., including Sequa Corporation, a service provider to the aerospace and metal coating industries; Zekelman Industries Inc., a metal tube and pipe manufacturer; and Firth Rixon Limited, a precision metal component manufacturing company. Earlier in his career, Mr. Lauzon served as President of Wyman Gordon, a subsidiary of Precision Castparts Corporation. He began his career in a variety of operations positions in the Aircraft Engine Division of General Electric Company. Mr. Lauzon currently serves on the Boards of Directors of Zekelman and Northwest Hardwoods Inc. He earned a B.S. degree from the University of Massachusetts Boston and an MBA from the University of New Haven.
About Rogers
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.
About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.
Important Additional Information and Where to Find It
The Company intends to file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a definitive proxy statement, an accompanying proxy card and other relevant documents in connection with the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement (including any amendments or supplements thereto), an accompanying proxy card and other relevant documents filed with the SEC (when they became available) at no charge from the SEC’s website at www.sec.gov, by accessing the Rogers’ website at https://rogerscorp.com/investors or by contacting the Company’s Investor Relations department, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Certain Information Regarding Participants in the Solicitation
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information about Rogers’ directors and executive officers is set forth in Rogers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022 and any subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC from time to time. These documents may be obtained as indicated above.

Contacts:
For Rogers:

Media:
Amy Kweder
Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Jared Levy/Jim Barron/Leah Polito
FGS Global
Phone: 212.687.8080 / 310.201.2040
Email: rogerscorporation@fgsglobal.com

Investors:
Steve Haymore
Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com

For Starboard:

Investors:
Gavin Molinelli
Phone: (212) 201-4828

Patrick Sullivan
Phone: (212) 845-7947